As filed with the Securities and Exchange Commission on July 14, 2008

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GREAT PLAINS ENERGY INCORPORATED

(Exact name of Registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-1916803 (I.R.S. Employer Identification No.)

1201 Walnut Street

Kansas City, Missouri 64106

(816) 556-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Aquila, Inc. Retirement Investment Plan

(Full title of the Plan)

MARK G. ENGLISH

GENERAL COUNSEL AND ASSISTANT SECRETARY

1201 WALNUT STREET

KANSAS CITY, MISSOURI 64106-2124

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Aquila, Inc. Retirement Investment Plan, Common Stock, no par value	1,000,000 shares	$24.80	$24,800,000	$974.64

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Aquila, Inc. Retirement Investment Plan in connection with share splits, share dividends or similar transactions.

(2) The estimated exercise price of $24.80 per share was computed in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act by averaging the high and low sales prices of Great Plains Energy Incorporated Common Stock as quoted on the New York Stock Exchange on July 7, 2008.

(3) Estimated solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Great Plains Energy Incorporated, a Missouri corporation (the “Company”), in connection with the Agreement and Plan of Merger dated as of February 6, 2007 (the “Merger Agreement”), among the Company, Aquila, Inc., a Delaware corporation (“Aquila”), Gregory Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Black Hills Corporation, a South Dakota corporation.  In accordance with the Merger Agreement, Aquila will become a wholly-owned subsidiary of the Company. The merger will become effective on July 14, 2008.

Pursuant to the terms of the Merger Agreement, upon completion of the transactions contemplated by the Merger Agreement, and effective as of July 14, 2008, Aquila common stock will be eliminated as an eligible investment option under the Aquila, Inc. Retirement Investment Plan (the “401(k) Plan”) and the shares (the “Shares”) of Company common stock, no par value, that will instead be offered as an eligible investment option under the 401(k) Plan.  This Registration Statement is being filed for the purpose of registering the Shares that may be issued to employees of Aquila under the 401(k) Plan following the effective date of the merger.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

The following documents filed with the Commission by the Company, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(1)                  The Company’s annual report on Form 10-K for the year ended December 31, 2007, filed with the Commission on February 28, 2008;

(2)                  The Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the Commission on May 9, 2008;

(3)                  The Company’s Current Reports on Form 8-K dated:

(i)	January 31, 2008 and filed with the Commission on January 31, 2008;

(ii)	February 11, 2008 and filed with the Commission on February 11, 2008;

(iii)	February 20, 2008 and filed with the Commission on February 21, 2008;

(iv)

February 25, 2008 and filed with the Commission on February 26, 2008 (excluding, however, the information under Item 7.01 and Exhibit 99.1 to that report, which was furnished, and not filed with the Commission);

(v)	March 7, 2008 and filed with the Commission on March 11, 2008;

(vi)

March 24, 2008 and filed with the Commission on March 24, 2008 (excluding, however, the information under Item 7.01 and Exhibit 99.1 to that report, which was furnished, and not filed with the Commission);

(vii)	April 1, 2008 and filed with the Commission on April 2, 2008;

(viii)	April 7, 2008 and filed with the Commission on April 7, 2008;

(ix)	April 29, 2008 and filed with the Commission on April 30, 2008;

(x)	May 7, 2008 and filed with the Commission on May 8, 2008 (excluding, however, the information under Item 2.02 and Exhibit 99 to that report which was furnished, and not filed with the Commission);

(xi)	May 16, 2008 and filed with the Commission on May 22, 2008;

(xii)	June 2, 2008 and filed with the Commission on June 6, 2008;

(xiii)	June 19, 2008 and filed with the Commission on June 19, 2008;

(xiv)	June 27, 2008 and filed with the Commission on June 27, 2008;

(xv)	July 1, 2008 and filed with the Commission on July 1, 2008; and

(xvi)	July 9, 2008 and filed with the Commission on July 10, 2008;

(4)                  The description of the Company’s Common Stock included under the caption “Description of Common Stock” in the Registration Statement on Form S-3 of the Company (Registration No. 333-133891) filed with the Commission on May 8, 2006, including any amendment or report filed for the purpose of updating such information.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the 401(k) Plan are available without charge to participants by contacting Great Plains Energy Incorporated, 1201 Walnut Street, Kansas City, Missouri 64106-2124 (Telephone No.: 816-556-2200) Attention: Senior Vice President - Corporate Services and Corporate Secretary.

Item 4.	Description of Securities

Not Applicable

Item 5.	Interests of Named Experts and Counsel

The validity of the shares of common stock offered hereby has been passed upon for us by Mark English, our General Counsel and Assistant Secretary.  A copy of this opinion is attached as Exhibit 5 to this Registration Statement.  At July 1, 2008, Mr. English owned beneficially 6,945 shares of the Company’s common stock, including restricted stock, and 7,142 performance shares, which may be paid in shares of common stock at a later date based on the performance of the Company.

Item 6.	Indemnification of Directors and Officers

Missouri Revised Statutes (“RSMo”) Section 351.355 (2006) provides as follows:

1.             A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.             The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3.             Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

4.             Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5.             Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

6.             The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.             A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

8.             The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

9.             Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

10.           For the purpose of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

11.           For purposes of this section, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The officers and directors of the Company have entered into indemnification agreements with the Company indemnifying such officers and directors to the extent allowed under the above RSMo Section 351.355 (2005).

Article XIII of the Articles of Incorporation of the Company provides as follows:

ARTICLE THIRTEEN.

(a)           Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was an employee of the Company acting within the scope and course of his or her employment or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by The Missouri General and Business Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The Company may in its discretion by action of its Board of Directors provide indemnification to agents of the Company as provided for in this ARTICLE THIRTEEN. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

(b)           Rights Not Exclusive. The indemnification and other rights provided by this ARTICLE THIRTEEN shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, By-laws of the Company, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of director or officer, and the Company is hereby expressly authorized by the shareholders of the Company to enter into agreements with its directors and officers which provide greater indemnification rights than that generally provided by The Missouri General and Business Corporation Law; provided, however, that no such further indemnity shall indemnify any person from or on account of such director’s or officer’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any such agreement providing for further indemnity entered into pursuant to this ARTICLE THIRTEEN after the date of approval of this ARTICLE THIRTEEN by the Company’s shareholders need not be further approved by the shareholders of the Company in order to be fully effective and enforceable.

(c)           Insurance. The Company may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Company, or was or is serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this ARTICLE THIRTEEN.

(d)           Amendment. This ARTICLE THIRTEEN may be hereafter amended or repealed; however, no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person entitled to obtain indemnification or an advance of expenses with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the later of (a) the effective date of such amendment or repeal; (b) the expiration date of such person’s then current term of office with, or service for, the Company (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

Pursuant to RsMO Section 351.355 and the Articles of Incorporation of the Company, the Company maintains directors’ and officers’ liability coverage.

Item 7.	Exemption From Registration Claimed

Not Applicable

Item 8.	Exhibits

Exhibit
Number	Description

4.1

Articles of Incorporation of Great Plains Energy Incorporated dated as of February 26, 2001 and corrected as of October 13, 2006 (Exhibit 3.1 to Form 10-Q for the quarterly period ended September 30, 2006).

4.2	By-Laws of Great Plains Energy Incorporated, as amended May 1, 2007 (Exhibit 3.1 to Form 8-K filed on April 7, 2008).

5.1	Opinion of Mark English, General Counsel and Assistant Secretary of Great Plains Energy Incorporated, regarding the validity of the securities.*

23.1	Consent of Deloitte & Touche LLP.

23.3	Consent of Mark English, General Counsel and Assistant Secretary of Great Plains Energy Incorporated (included in Exhibit 5).

24.1	Powers of Attorney.

* In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Registrant hereby undertakes that it will submit or has submitted the 401(k) Plan, and any amendments thereto, to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.                                                           Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communication, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby further undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Kansas City, State of Missouri, on this 14 day of July, 2008.

GREAT PLAINS ENERGY INCORPORATED

By:	/s/ Michael J. Chesser
Name: Michael J. Chesser
Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Michael J. Chesser	Chairman of the Board and Chief Executive	July 14, 2008
	Michael J. Chesser	Officer (Principal Executive Officer)

	/s/ Terry Bassham	Executive Vice President – Finance and	July 14, 2008
	Terry Bassham	Strategic Development and Chief Financial
Officer (Principal Financial Officer)

/s/	Lori A. Wright	Controller	July 14, 2008
	Lori A. Wright	(Principal Accounting Officer)

	*	Director	July 14, 2008
David L. Bodde

	*	Director	July 14, 2008
William H. Downey

	*	Director	July 14, 2008
Mark A. Ernst

	*	Director	July 14, 2008
Randall C. Ferguson, Jr.

	*	Director	July 14, 2008
Luis A. Jimenez

*	Director	July 14, 2008
James A. Mitchell

*	Director	July 14, 2008
William C. Nelson

*	Director	July 14, 2008
Linda H. Talbott

*	Director	July 14, 2008
Robert H. West

*By:	/s/ Michael J. Chesser
Michael J. Chesser
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Articles of Incorporation of Great Plains Energy Incorporated dated as of February 26, 2001 and corrected as of October 13, 2006 (Exhibit 3.1 to Form 10-Q for the quarterly period ended September 30, 2006).

4.2	By-Laws of Great Plains Energy Incorporated, as amended May 1, 2007 (Exhibit 3.1 to Form 8-K filed on April 7, 2008).

5.1	Opinion of Mark English, General Counsel and Assistant Secretary of Great Plains Energy Incorporated, regarding the validity of the securities.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Mark English, General Counsel and Assistant Secretary of Great Plains Energy Incorporated (included in Exhibit 5).*

24.1	Powers of Attorney.

*              In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Registrant hereby undertakes that it will submit or has submitted the 401(k) Plan, and any amendments thereto, to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended.